Exhibit 99.1

WESTERN ASSET MORTGAGE CAPITAL CORPORATION
ANNOUNCES FOURTH QUARTER AND FULL YEAR 2018 RESULTS

Conference Call and Webcast Scheduled for Tomorrow, Wednesday, March 6, 2019 at
11:00 a.m. Eastern Time/8:00 a.m. Pacific Time

Pasadena, CA, March 5, 2019 – Western Asset Mortgage Capital Corporation (the “Company” or "WMC") (NYSE: WMC) today reported its results for the fourth quarter and the year ended December 31, 2018.

FOURTH QUARTER 2018 HIGHLIGHTS

▪	December 31, 2018 book value per share of $10.45, net of fourth quarter common dividend of $0.31 per share declared on December 19, 2018.

▪	GAAP net loss of $17.7 million, or $0.37 per basic and diluted share.

▪	Core earnings plus drop income of $16.2 million, or $0.34 per basic and diluted share.[1,2]

▪	Economic return on book value was a negative 3.3%[1,3] for the quarter.

▪	2.25% annualized net interest margin on our investment portfolio. [1,4,5]

▪	5.8x leverage excluding securitized debt as of December 31, 2018 (7.7x with securitized debt).

OTHER FOURTH QUARTER 2018 HIGHLIGHTS

▪	Acquired $521.9 million in credit sensitive investments, consisting of:

*	$387.5 million in Residential Whole Loans,

*	$71.3 million in Commercial Whole Loans, and

*	$63.1 million in Residential Bridge Loans.

 FULL YEAR 2018 HIGHLIGHTS

▪	Maintained a consistent $0.31 per share quarterly common dividend throughout 2018 for total annual common dividends of $1.24 per share.

▪	GAAP net income of $26.4 million, or $0.61 per basic and diluted share.

▪	Core earnings plus drop income of $59.4 million, or $1.36 per basic and diluted share.[1,2]

▪	Economic return on book value was 4.8%[1,3] for the year.

▪	2.08% annualized net interest margin. [1,4,5]

▪	$67.7 million of common equity raised, net of offering cost.

1  Non – GAAP measure.
2  Drop income is income derived from the use of ‘to-be-announced’ forward contract (“TBA”) dollar roll transactions which is a component of our gain (loss) on derivative instruments on our consolidated statement of operations, but is not included in core earnings. Drop income was approximately $273 thousand and $2.7 million for the three months and the year ended December 31, 2018, respectively.
3  Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and dividing by the beginning book value.
4  Includes interest-only securities accounted for as derivatives and the cost of interest rate swaps.
5  Excludes the consolidation of VIE trusts required under GAAP.

MANAGEMENT COMMENTARY

“2018 was another positive year for WMC, despite a backdrop of year-end equity market volatility that spilled into the fixed income markets and pressured all spread sectors,” said Jennifer Murphy, Chief Executive Officer of the Company. “Notwithstanding the challenging conditions, we generated core earnings plus drop income of $0.34 per share for the fourth quarter and $1.36 for the year, more than covering our dividends, which have been consistent at $0.31 per share for the last eleven quarters.”
“The generally wider spreads on our investments in the fourth quarter translated into a negative economic return on book value of 3.3% for the quarter,” Murphy continued. “However, our diversified portfolio and differentiated investment strategy enabled us to generate a positive economic return on book value of approximately 4.8% for the full year, which put us at the high end of the range of our mortgage REIT peers. In addition, the overall market sentiment for risk assets turned positive in the first two months of 2019, and as a result, we have experienced a partial recovery in our book value.”
Sean Johnson, Interim Co-Chief Investment Officer of the Company, commented, “Our strong core earnings and positive performance for 2018 were driven by contributions across our diverse holdings in a number of subsectors of the mortgage market and reflects our ongoing shift out of Agency RMBS investments into credit sensitive investments and Agency CMBS. During the year, we acquired $2.7 billion of target assets, including $1.8 billion of credit sensitive investments, particularly in Residential Whole and Bridge Loans, and Commercial Whole Loans, all where we saw opportunities to achieve attractive risk-adjusted returns.”
“Our current expectations are for continued, yet moderate, U.S. economic growth along with subdued inflation expectations and a more neutral Federal Reserve monetary policy. We remain constructive on both residential and commercial real estate. The U.S. housing market is entering a more normalized phase as home price appreciation is expected to remain modest. Commercial real estate fundamentals generally continue to be positive, driven by an ongoing economic expansion and job growth. As such, we believe that our strategy of holding a diverse investment portfolio, with an emphasis on credit sensitive investments, and our focus on risk management, positions us well to continue generating strong core earnings while preserving our book value, with the overriding goal of providing our shareholders favorable risk-adjusted returns,” concluded Mr. Johnson.

2018 Quarterly Results

The below table reflects a summary of our operating results (dollars in thousands, except per share data):

	For the Three Months Ended
GAAP Results	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018

Net Interest Income	$17,128	$15,944	$19,020	$19,030
Other Income (Loss):
Realized gain (loss) on sale of investments, net	(33,995)	(24,229)	(5,608)	575
Other than temporary impairment	(2,757)	(2,533)	(2,974)	(2,916)
Unrealized gain (loss), net	62,855	13,128	(31,693)	(68,961)
Gain (loss) on derivative instruments, net	(54,728)	24,625	28,490	79,582
Other, net	(89)	(2)	(145)	47
Other Income (loss)	(28,714)	10,989	(11,930)	8,327
Total Expenses	5,915	5,845	5,601	5,315
Income (loss) before income taxes	(17,501)	21,088	1,489	22,042
Income tax provision (benefit)	154	206	36	313
Net income (loss)	$(17,655)	$20,882	$1,453	$21,729

Net income (loss) per Common Share – Basic/Diluted	$(0.37)	$0.50	$0.03	$0.52
Non-GAAP Results
Core earnings plus drop income(1)	$16,222	$13,837	$15,155	$14,149
Core earnings plus drop income per Common Share – Basic/Diluted	$0.34	$0.33	$0.36	$0.34
Weighted average yield(2)(4)	4.71%	4.53%	4.36%	4.14%
Effective cost of funds(3)(4)	2.84%	2.78%	2.58%	2.44%
Annualized net interest margin(2)(3)(4)	2.25%	2.06%	2.05%	1.94%

(1)          For a reconciliation of GAAP Income to Core earnings, please refer to the Reconciliation of Core earnings at the end of this press release.
(2)          Includes interest-only securities accounted for as derivatives.
(3)          Includes the net amount paid, including accrued amounts for interest rate swaps and premium amortization for MAC interest rate swaps during the periods.
(4) Excludes the consolidation of VIE trusts required under GAAP.

Portfolio Composition

As of December 31, 2018, the Company owned an aggregate investment portfolio with a fair market value totaling $4.3 billion. The following tables sets forth additional information regarding the Company’s investment portfolio as of December 31, 2018:

Portfolio Characteristics

Agency Portfolio

The following table summarizes certain characteristics of our Agency portfolio by investment category as of December 31, 2018 (dollars in thousands):

	Principal Balance	Amortized Cost	Fair Value	Net Weighted Average Coupon
Agency CMBS	$1,493,675	$1,499,495	$1,481,984	3.3%
Agency CMBS Interest-Only Strips, accounted for as derivatives	N/A	N/A	4,158	0.4%
Agency CMBS	1,493,675	1,499,495	1,486,142	3.0%

Agency RMBS Interest-Only Strips	N/A	11,480	12,135	2.2%
Agency RMBS Interest-Only Strips, accounted for as derivatives	N/A	N/A	7,702	2.9%
Total Agency RMBS	—	11,480	19,837	2.5%
Total	$1,493,675	$1,510,975	$1,505,979	2.9%

Credit Sensitive Portfolio

The following table summarizes certain characteristics of our credit sensitive portfolio by investment category as of December 31, 2018 (dollars in thousands):

	Principal Balance	Amortized Cost	Fair Value	Weighted Average Coupon(1)
Non-Agency RMBS	$54,887	$38,065	$39,026	4.8%
Non-Agency RMBS IOs and IIOs	N/A	11,154	11,529	0.6%
Non-Agency CMBS	240,431	197,925	200,301	5.9%
Residential Whole Loans	1,023,524	1,038,008	1,041,885	5.1%
Residential Bridge Loans	222,257	223,059	221,602	9.1%
Securitized Commercial Loans(1)	1,013,065	1,013,496	1,013,511	5.8%
Commercial Loans	216,432	215,491	216,123	7.6%
Other Securities	47,042	55,284	59,906	9.0%
	$2,817,638	$2,792,482	$2,803,883	5.1%

(1) In March 2018, the Company acquired a $67.8 million Non-Agency CMBS security which resulted in the consolidation of a variable interest entity and the recording of a $1.4 billion securitized commercial loan and $1.3 billion of securitized debt. As of December 31, 2018, the fair value of the securitized loan was $989.1 million and the securitized debt was $938.9 million after principal paydown.

Portfolio Financing and Hedging

Financing Activity

Repurchase Agreements

As of December 31, 2018, the Company had $2.8 billion of borrowings under 15 of our 29 master repurchase agreements with maturities of twelve months or less. The following table sets forth additional information regarding the Company’s portfolio financing under the master repurchase agreements as of December 31, 2018 (dollars in thousands):

Repurchase Agreements	Balance	Weighted Average Interest Rate (end of period)	Weighted Average Remaining Maturity (days)
Agency RMBS	$14,650	3.09%	21
Agency CMBS	1,392,649	2.71%	40
Non-Agency RMBS	30,922	4.06%	18
Non-Agency CMBS	134,814	4.05%	48
Residential Whole Loans	863,356	4.08%	93
Residential Bridge Loans	204,754	4.50%	25
Commercial Loans	131,788	4.55%	26
Securitized commercial loans	7,543	4.30%	15
Other Securities	38,361	4.18%	26
Total	$2,818,837	3.45%	54

Convertible Senior Unsecured Notes

At December 31, 2018, the Company had $115.0 million aggregate principal amount of 6.75% convertible senior unsecured notes. The notes mature on October 1, 2022, unless earlier converted, redeemed or repurchased by the holders pursuant to their terms, and are not redeemable by the Company except during the final three months prior to maturity. The initial conversion rate was 83.1947 shares of common stock per $1,000 principal amount of notes and represented a conversion price of $12.02 per share of common stock.

Hedging

As of December 31, 2018, the Company had $3.1 billion notional value of pay-fixed interest rate swaps, which have variable maturities between June 14, 2019 and April 27, 2037. The following table summarizes the average fixed pay rate, average floating receive rate and average maturity for the Company’s fixed pay interest rate swaps as of December 31, 2018 (dollars in thousands):

Remaining Interest Rate Swap Term	Notional Value	Average Fixed Pay Rate	Average Floating Receive Rate	Average Maturity (Years)
1 year or less	$400,000	1.5%	2.8%	0.5
Greater than 1 year and less than 3 years	200,000	1.8%	2.6%	1.4
Greater than 3 years and less than 5 years	1,104,700	2.3%	2.5%	3.8
Greater than 5 years	1,423,100	2.5%	2.5%	9.9
Total	$3,127,800	2.3%	2.6%	6.0

The following table summarizes the average variable pay rate, average fixed receive rate and average maturity for the Company’s variable pay interest rate swaps as of December 31, 2018 (dollars in thousands):

Remaining Interest Rate Swap Term	Notional Amount	Average Variable Pay Rate	Average Fixed Receive Rate	Average Maturity (Years)
Greater than 5 years	$728,400	2.5%	2.4%	8.3
Total	$728,400	2.5%	2.4%	8.3

Dividend

On December 19, 2018, the Company declared a regular cash dividend of $0.31 per share for each common share. Since its inception in May 2012, the Company has declared and paid total dividends of $16.54 per share in a combination of cash and stock.

Conference Call

The Company will host a conference call with a live webcast tomorrow, March 6th, at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time, to discuss financial results for the fourth quarter and year ended December 31, 2018.

Individuals interested in participating in the conference call may do so by dialing (866) 235-9914 from the United States, or (412) 902-4115 from outside the United States and referencing “Western Asset Mortgage Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit http://dpregister.com/10128577 and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call tomorrow.

A telephone replay will be available through March 20, 2019 by dialing (877) 344-7529 from the United States, or (412) 317-0088 from outside the United States, and entering conference ID 10128577. A webcast replay will be available for 90 days.

About Western Asset Mortgage Capital Corporation

Western Asset Mortgage Capital Corporation is a real estate investment trust that invests in, acquires and manages a diverse portfolio assets consisting of Agency CMBS, Agency RMBS, Non-Agency RMBS, Non-Agency CMBS, ABS, GSE Credit Risk Transfer Securities and Residential Whole, Bridge Loans and Commercial Loans. The Company’s investment strategy may change, subject to the Company’s stated investment guidelines, and is based on its manager Western Asset Management Company, LLC’s perspective of which mix of portfolio assets it believes provide the Company with the best risk-reward opportunities at any given time. The Company is externally managed and advised by Western Asset Management Company

LLC, an investment advisor registered with the Securities and Exchange Commission and a wholly-owned subsidiary of Legg Mason, Inc. Please visit the Company’s website at www.westernassetmcc.com

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.”  Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; and legislative and regulatory changes that could adversely affect the business of the Company. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Use of Non-GAAP Financial Information

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including core earnings, core earnings per share, drop income and drop income per share and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest spread, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands—except share and per share data)

	December 31, 2018	December 31, 2017
Assets:
Cash and cash equivalents	$21,987	$48,024
Restricted cash	55,808	—
Agency mortgage-backed securities, at fair value ($1,505,979 and $2,833,595 pledged as collateral, at fair value, respectively)	1,505,979	2,858,600
Non-Agency mortgage-backed securities, at fair value ($237,107 and $266,189 pledged as collateral, at fair value, respectively)	250,856	378,158
Other securities, at fair value ($59,780 and $89,823 pledged as collateral, at fair value, respectively)	59,906	122,065
Residential Whole-Loans, at fair value ($1,041,885 and $237,423 pledged as collateral, at fair value, respectively)	1,041,885	237,423
Residential Bridge Loans ($211,999 and $64,526 at fair value and $221,486 and $106,673 pledged as collateral, respectively)	221,719	106,673
Securitized commercial loan, at fair value	1,013,511	24,876
Commercial Loans, at fair value ($196,123 and $0 pledged as collateral, at fair value, respectively)	216,123	—
Investment related receivable ($0 and $0 pledged as collateral, respectively)	42,945	7,665
Accrued interest receivable	21,959	13,603
Due from counterparties	39,623	86,930
Derivative assets, at fair value	2,606	728
Other assets	2,488	2,161
Total Assets (1)	$4,497,395	$3,886,906
Liabilities and Stockholders’ Equity:
Liabilities:
Borrowings under repurchase agreements, net	$2,818,837	$3,251,686
Convertible senior unsecured notes, net	110,060	108,743
Securitized debt, at fair value (includes $246,802 and $10,945 held by affiliates, respectively)	949,626	10,945
Interest payable (includes $816 and $70 on securitized debt held by affiliates, respectively)	8,532	8,322
Investment related payables	—	17,217
Due to counterparties	17,781	1,490
Derivative liability, at fair value	10,130	4,346
Accounts payable and accrued expenses	3,858	3,118
Payable to affiliate	4,615	2,041
Dividend payable	14,916	12,960
Other liabilities	56,031	—
Total Liabilities (2)	3,994,386	3,420,868
Commitments and contingencies
Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, and 48,116,379 and 41,794,079 outstanding, respectively	481	419
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	—	—
Treasury stock, at cost 0 and 125,722 shares held, respectively	—	(1,232)
Additional paid-in capital	833,810	768,763
Retained earnings (accumulated deficit)	(331,282)	(301,912)
Total Stockholders’ Equity	503,009	466,038
Total Liabilities and Stockholders’ Equity	$4,497,395	$3,886,906

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets (Continued)
(in thousands—except share and per share data)

	December 31, 2018	December 31, 2017
(1) Assets of consolidated VIEs included in the total assets above:
Cash and cash equivalents	$674	$—
Restricted cash	55,808	—
Residential Whole-Loans, at fair value ($1,041,885 and $237,423 pledged as collateral, at fair value, respectively)	1,041,885	237,423
Residential Bridge Loans ($211,999 and $64,526 at fair value and $221,486 and $106,673 pledged as collateral, respectively)	221,486	106,673
Securitized commercial loan, at fair value	1,013,511	24,876
Commercial Loans, at fair value ($196,123 and $0 pledged as collateral, at fair value, respectively)	196,123	—
Investment related receivable	42,945	7,665
Accrued interest receivable	15,540	3,358
Other assets	178	—
Total assets of consolidated VIEs	$2,588,150	$379,995
(2) Liabilities of consolidated VIEs included in the total liabilities above:
Securitized debt, at fair value (includes $246,802 and $10,945 held by affiliates, respectively)	$949,626	$10,945
Interest payable (includes $816 and $70 on securitized debt held by affiliates, respectively)	2,419	70
Accounts payable and accrued expenses	708	189
Other liabilities	$56,033	$—
Total liabilities of consolidated VIEs	$1,008,786	$11,204

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Statements of Operations
(in thousands—except share and per share data)

	Three Months Ended(1)				The Year Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2018
Net Interest Income
Interest income	$58,020	$54,461	$57,154	$39,727	$209,362
Interest expense	40,892	38,517	38,134	20,697	138,240
Net Interest Income	17,128	15,944	19,020	19,030	71,122
Other Income (Loss)
Realized gain (loss) on sale of investments, net	(33,995)	(24,229)	(5,608)	575	(63,257)
Other than temporary impairment	(2,757)	(2,533)	(2,974)	(2,916)	(11,180)
Unrealized gain (loss), net	62,855	13,128	(31,693)	(68,961)	(24,671)
Gain (loss) on derivative instruments, net	(54,728)	24,625	28,490	79,582	77,969
Other, net	(89)	(2)	(145)	47	(189)
Other Income (Loss)	(28,714)	10,989	(11,930)	8,327	(21,328)
Expenses
Management fee to affiliate	1,950	2,284	2,259	2,180	8,673
Other operating expenses	1,943	1,609	1,555	969	6,076
General and administrative expenses
Compensation expense	552	552	572	510	2,186
Professional fees	1,121	1,065	818	1,295	4,299
Other general and administrative expenses	349	335	397	361	1,442
Total general and administrative expenses	2,022	1,952	1,787	2,166	7,927
Total Expenses	5,915	5,845	5,601	5,315	22,676
Income (loss) before income taxes	(17,501)	21,088	1,489	22,042	27,118
Income tax provision (benefit)	154	206	36	313	709
Net income (loss)	$(17,655)	$20,882	$1,453	$21,729	$26,409
Net income (loss) per Common Share – Basic	$(0.37)	$0.50	$0.03	$0.52	$0.61
Net income (loss) per Common Share – Diluted	$(0.37)	$0.50	$0.03	$0.52	$0.61
Dividends Declared per Share of Common Stock	$0.31	$0.31	$0.31	$0.31	$1.24

(1) Consolidated Statements of Operations for each of the three months ended March 31, 2018, June 30, 2018 September 30, 2018 and December 31, 2018 are unaudited.

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings
(Unaudited)
(in thousands—except share and per share data)

The table below reconciles Net Income (Loss) to Core Earnings for each of the three months ended March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018 and the year ended December 31, 2018:

	Three Months Ended				The Year Ended
(dollars in thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2018
Net Income (loss) – GAAP	$(17,655)	$20,882	$1,453	$21,729	$26,409
Income tax provision	154	206	36	313	709
Net income (loss) before income tax	(17,501)	21,088	1,489	22,042	27,118

Adjustments:
Investments:
Unrealized (gain) loss on investments, securitized debt and other liabilities	(62,855)	(13,128)	31,693	68,961	24,671
Other than temporary impairment	2,757	2,533	2,974	2,916	11,180
Realized (gain) loss on sale of investments	33,995	24,229	5,608	(575)	63,257
One-time transaction costs	298	310	163	41	812

Derivative Instruments:
Net realized (gain) loss on derivatives	50,126	(29,569)	(22,973)	(79,118)	(81,534)
Unrealized (gain) loss on derivatives	8,921	7,036	(4,268)	(1,308)	10,381

Amortization of discount on convertible senior note	138	137	138	137	550
Non-cash stock-based compensation expense	70	70	50	75	265
Total adjustments	33,450	(8,382)	13,385	(8,871)	29,582
Core Earnings – Non-GAAP	$15,949	$12,706	$14,874	$13,171	$56,700
Basic and Diluted Core Earnings per Common Share and Participating Securities	$0.33	$0.30	$0.35	$0.32	$1.30
Basic and Diluted Core Earnings plus Drop Income per Common Share and Participating Securities	$0.34	$0.33	$0.36	$0.34	$1.36
Basic weighted average common shares and participating securities	48,228,236	42,168,806	41,707,291	41,844,798	43,496,387
Diluted weighted average common shares and participating securities	48,228,236	42,168,806	41,707,291	41,844,798	43,496,387

Reconciliation of Interest Income and Effective Cost of Funds
(Unaudited, in thousands)

The following table reconciles total interest income to adjusted interest income which includes interest income on Agency and Non-Agency Interest-Only Strips classified as derivatives (Non-GAAP financial measure) for the three months ended December 31, 2018, September 30, 2018, June 30, 2018 and March 31, 2018:

	Three Months Ended				The Year Ended
(dollars in thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2018
Coupon interest income	$62,225	$59,045	$60,043	$40,557	$221,870
Premium amortization, discount accretion and amortization of basis, net	(4,205)	(4,584)	(2,889)	(830)	(12,508)
Interest income	$58,020	$54,461	$57,154	$39,727	$209,362
Contractual interest income, net of amortization of basis on Agency and Non-Agency Interest-Only Strips, classified as derivatives(1):
Coupon interest income	869	1,209	1,011	1,422	4,511
Amortization of basis (Non-GAAP Financial Measure)	(691)	(996)	(783)	(1,191)	(3,661)
Subtotal	178	213	228	231	850
Total interest income, including interest income on Agency and Non-Agency Interest-Only Strips, classified as derivatives and other derivative instruments - Non-GAAP Financial Measure	$58,198	$54,674	$57,382	$39,958	$210,212

(1)                Reported in gain (loss) on derivative instruments in the Consolidated Statement of Operations.

The following table reconciles the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for each of the three months ended December 31, 2018, September 30, 2018, June 30, 2018 and March 31, 2018:

	Three Months Ended
	December 31, 2018		September 30, 2018		June 30, 2018		March 31, 2018
(dollars in thousands)	Interest	Effective Borrowing Costs	Interest	Effective Borrowing Costs	Interest	Effective Borrowing Costs	Interest	Effective Borrowing Costs
Interest expense	$40,892	3.76%	$38,517	3.50%	$38,134	3.20%	$20,697	2.38%
Adjustments:
Interest expense on Securitized debt from consolidated VIEs	(13,065)	(5.17)%	(13,975)	(4.85)%	(14,340)	(4.62)%	(1,060)	(5.23)%
Net interest (received) paid - interest rate swaps	(4,208)	(0.39)%	(1,962)	(0.18)%	(1,044)	(0.09)%	1,056	0.12%
Effective Borrowing Costs	$23,619	2.84%	$22,580	2.78%	$22,750	2.58%	$20,693	2.44%
Weighted average borrowings	$3,304,271		$3,224,915		$3,535,268		$3,444,171

The following table reconciles the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for the years ended December 31, 2018 and 2017:

	The Year Ended
	December 31, 2018		December 31, 2017
(dollars in thousands)	Interest	Effective Borrowing Costs	Interest	Effective Borrowing Costs
Interest expense	$138,240	3.19%	$48,373	1.94%
Adjustments:
Interest expense on Securitized debt from consolidated VIEs	(42,440)	(4.43)%	(981)	(8.93)%
Net interest (received) paid - interest rate swaps	(6,158)	(0.14)%	14,082	0.51%
Effective Borrowing Costs	$89,642	2.65%	$61,474	2.18%
Weighted average borrowings	$3,376,557		$2,821,942